Filed Pursuant to Rule 424(b)(3)
Registration No. 333-266989

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 19, 2022)

$

$     FLOATING RATE SENIOR NOTES DUE 2027

$     % SENIOR NOTES DUE 2027

$     % SENIOR NOTES DUE 2029

$     % SENIOR NOTES DUE 2031

$     % SENIOR NOTES DUE 2034

We are offering $    aggregate principal amount of Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”), $    aggregate principal amount of  % Senior Notes due 2027 (the “2027 Notes”), $    aggregate principal amount of  % Senior Notes due 2029 (the “2029 Notes”), $    aggregate principal amount of  % Senior Notes due 2031 (the “2031 Notes”) and $    aggregate principal amount of  % Senior Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes, the 2029 Notes, and the 2031 Notes, the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”).

The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein), plus  %. We will pay interest on the Floating Rate Notes quarterly in arrears on    ,    ,    and    of each year, commencing on    , 2024. Interest will accrue on the Floating Rate Notes from the date of original issuance. The Floating Rate Notes will mature on    , 2027.

We will pay interest on the Fixed Rate Notes semi-annually in arrears on    and    of each year, beginning on    , 2024. The 2027 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes will mature on    , 2027,     , 2029,     , 2031 and     , 2034, respectively.

We may not redeem the Floating Rate Notes prior to maturity. We may redeem any series of the Fixed Rate Notes, in whole or in part, at the applicable redemption prices set forth under “Description of the Notes—Optional Redemption.” If we experience a change of control triggering event, we may be required to offer to repurchase each series of the Notes from holders.

The Notes will be fully and unconditionally guaranteed by certain of our domestic subsidiaries and all of our existing and future subsidiaries that guarantee any of our other indebtedness. The Notes and the Subsidiary Guarantees (as defined herein) will be effectively junior to our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors (as defined herein), respectively, in each case, to the extent of the value of the assets securing such indebtedness.

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our current and future unsecured and unsubordinated indebtedness (including borrowings under the 2022 Revolving Credit Agreement (as defined herein) and our existing senior unsecured notes). Each of the Subsidiary Guarantees will be an unsecured and unsubordinated obligation of the Subsidiary Guarantor providing such Subsidiary Guarantee and will rank equally in right of payment with such Subsidiary Guarantor’s current and future unsecured and unsubordinated indebtedness (including its guarantee of the borrowings under the 2022 Revolving Credit Agreement and our existing senior unsecured notes).

We intend to use a portion of the net proceeds from this offering to fund the Repurchase (as defined herein) and the remainder for general corporate purposes, including repayment of outstanding commercial paper borrowings and/or certain of our outstanding senior notes. See “Prospectus Supplement Summary—Recent Developments” and “Use of Proceeds.” This offering is not contingent on the consummation of the Repurchase.

See “Risk Factors” beginning on page S-9 and in our latest Annual Report on Form 10-K which is incorporated by reference into this prospectus supplement (as such risk factors may be updated from time to time in our public filings) for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Floating Rate Note		Total	Per 2027 Note	Total	Per 2029 Note	Total	Per 2031 Note	Total	Per 2034 Note	Total
Public offering price(1)		%	$	%	$	%	$	%	$	%	$
Underwriting discount		%	$	%	$	%	$	%	$	%	$
Proceeds, before expenses, to us(1)		%	$	%	$	%	$	%	$	%	$

(1)	Plus accrued interest, if any, from , 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Notes will not be listed on a securities exchange. Currently, there are no public markets for any series of the Notes.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about        , 2024.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Mizuho

The date of this prospectus supplement is        , 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date subsequent to the date of such information.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of the Notes. The second part is the accompanying prospectus dated August 19, 2022, which is part of our Registration Statement on Form S-3 (File No. 333-266989) (the “Registration Statement”), and which gives more general information, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will control and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized is correct as of any time subsequent to the date of such information. Our business, prospects and consolidated financial condition may have changed since that date.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “KDP,” “the Company,” “we,” “us” and “our” refer to Keurig Dr Pepper Inc. and all entities included in its consolidated financial statements, except where otherwise indicated or the context otherwise requires.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about inflation, future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in this prospectus supplement under “Risk Factors,” Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

NON-GAAP FINANCIAL MEASURES

This prospectus supplement includes certain non-GAAP financial measures including Adjusted EBITDA, Total principal amounts less cash and cash equivalents, Management leverage ratio and Free cash flow, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation for analysis of our financial results as reported under GAAP. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. We use non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding our underlying performance and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in “Summary Financial Information.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about KDP and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to purchase the Notes.

Keurig Dr Pepper Inc.

Keurig Dr Pepper Inc. is a leading beverage company in North America that manufactures, markets, distributes and sells hot and cold beverages and single serve brewing systems. We have a broad portfolio of iconic beverage brands including Dr Pepper, Canada Dry, Green Mountain Coffee Roasters, Snapple, Mott’s, The Original Donut Shop, Clamato and Core Hydration, as well as the Keurig brewing system. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. We offer more than 125 owned, licensed, and partner brands, available nearly everywhere people shop and consume beverages through our sales and distribution network.

We were created on July 9, 2018, through the combination of the business operations of Keurig Green Mountain, Inc., a leading producer of innovative single serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc., a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America. Today, we trade on Nasdaq under the symbol KDP, and we are a member of the Nasdaq 100 Index.

* * *

Corporate Information

We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

* * *

Recent Developments

On February 29, 2024, we announced that a subsidiary of JAB Holding Company s.a.r.l. (“JAB”) will sell an aggregate of 86,956,522 shares of our common stock through a registered secondary offering (the “Secondary Offering”). JAB has also granted an option to the underwriter to purchase up to an additional 13,043,478 shares for a period of 30 days following the date of the Secondary Offering. We will not receive any proceeds from the sale of the shares in the Secondary Offering. The Secondary Offering is expected to close on March 5, 2024, subject to customary closing conditions.

We have agreed to repurchase, under our existing stock repurchase program, 35,000,000 of the shares offered by JAB in the Secondary Offering (the “Repurchase”) with a portion of the net proceeds from this offering. The Repurchase is expected to be consummated on March 8, 2024, subject to customary closing conditions. Approximately $1.8 billion will remain outstanding under our existing stock repurchase program following the Secondary Offering and the Repurchase.

As part of the Secondary Offering, certain directors and officers of KDP have indicated an interest to purchase the Company’s shares.

THE OFFERING

The following summary describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes” for a more detailed description of the terms and conditions of the Notes.

All references to “we” and the “Company” in this “The Offering” section refer to only Keurig Dr Pepper Inc. and not its subsidiaries.

Issuer	Keurig Dr Pepper Inc.

Securities Offered	$ aggregate principal amount of Floating Rate Senior Notes due 2027.

$ aggregate principal amount of % Senior Notes due 2027.

$ aggregate principal amount of % Senior Notes due 2029.

$ aggregate principal amount of % Senior Notes due 2031.

$ aggregate principal amount of % Senior Notes due 2034.

Maturity	The Floating Rate Notes will mature on , 2027, the 2027 Notes will mature on , 2027, the 2029 Notes will mature on , 2029, the 2031 Notes will mature on , 2031 and the 2034 Notes will mature on , 2034.

Interest Payment Dates	Interest on the Floating Rate Notes will be payable quarterly in arrears on , , and of each year, commencing on , 2024.

Interest on the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes will be payable semi-annually in arrears on and of each year, commencing on , 2024.

Interest	Interest on the Floating Rate Notes will accrue at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined herein), equal to Compounded SOFR (as defined herein), plus % (as described in “Description of the Notes – Floating Rate Notes”). See “The Secured Overnight Financing Rate and the SOFR Index” for additional information.

Interest on the 2027 Notes will accrue at the rate of % per year, interest on the 2029 Notes will accrue at the rate of % per year, interest on the 2031 Notes will accrue at the rate of % per year and interest on the 2034 Notes will accrue at a rate of % per year.

Optional Redemption	We may not redeem the Floating Rate Notes prior to maturity. We may redeem the Fixed Rate Notes, at any time in whole or from time to time in part, at the applicable redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required, unless we have exercised our right to redeem the Fixed Rate Notes, within a specified period, to make an offer to repurchase all of each series of Notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

Guarantees	The Notes will be fully and unconditionally guaranteed by certain of our domestic subsidiaries and all of our existing and future subsidiaries that guarantee any of our other indebtedness.

Priority	The Notes will be our unsecured and unsubordinated obligations and will be equal in right of payment with all of our current and future unsecured and unsubordinated indebtedness, including any borrowings under our unsecured revolving credit agreement, among KDP, as borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2022 Revolving Credit Agreement”) and the existing senior unsecured notes, and senior to all of our future subordinated debt. Each of the Subsidiary Guarantees will be the unsecured and unsubordinated obligation of the Subsidiary Guarantor providing such Subsidiary Guarantee and will be equal in right of payment with such Subsidiary Guarantor’s current and future unsecured and unsubordinated indebtedness, including its guarantee of the 2022 Revolving Credit Agreement and the existing senior unsecured notes and senior to all of such Subsidiary Guarantor’s future subordinated debt. The Notes and the Subsidiary Guarantees will be effectively junior to our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, respectively, in each case, to the extent of the value of the assets securing such indebtedness. As of December 31, 2023, neither we nor any of the Subsidiary Guarantors had any secured indebtedness (other than finance leases).

The Notes will not be guaranteed by all of our subsidiaries and will therefore be structurally subordinated to all existing and future liabilities of our subsidiaries that are not guaranteeing the Notes (excluding any amounts owed by such subsidiaries to us). For the year ended December 31, 2023, our non-guarantor subsidiaries accounted for approximately $6.8 billion of our consolidated net sales and approximately $1.9 billion of our consolidated income from operations (in each case, without giving effect to intercompany eliminations). As of December 31, 2023, the total liabilities of our non-guarantor subsidiaries was approximately $4.8 billion and the total assets of such subsidiaries was approximately $24.5 billion (in each case, without giving effect to intercompany eliminations).

Use of Proceeds	We intend to use a portion of the net proceeds from this offering to fund the Repurchase and the remainder for general corporate purposes, including repayment of outstanding commercial paper borrowings and/or certain of our outstanding senior notes. See “Prospectus Supplement Summary—Recent Developments” and “Use of Proceeds.” This offering is not contingent on the consummation of the Repurchase.

Certain Covenants	The indenture governing the Notes will, among other things, limit our ability to:

•	incur indebtedness secured by principal properties or by the capital stock or debt of subsidiaries that own any principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of all or substantially all of our assets.

The above restrictions are subject to significant exceptions. See “Description of the Notes—Certain Covenants.”

Form and Denomination	We will issue each series of Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in each series of Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank SA/NV, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive the Notes in definitive form and will not be considered holders of the Notes under the indenture. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	We may from time to time, without notice to or the consent of the holders of any series of Notes, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably in right of payment with, the applicable series of Notes in all respects, as described under “Description of the Notes—Further Issuances.”

U.S. Federal Income Tax Considerations	Please see “U.S. Federal Income Tax Considerations” for important information regarding the possible tax consequences to holders of the Notes. Potential investors are also urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the Notes.

Calculation Agent	U.S. Bank Trust Company, National Association.

Governing Law	The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association.

SUMMARY FINANCIAL INFORMATION

The following summary historical consolidated financial information as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into this prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

	Year Ended December 31
	2023	2022
	(in millions, except ratios)
Statements of Income Data:
Net sales	$14,814	$14,057
Gross profit	8,080	7,323
Income from operations	3,192	2,605
Net income attributable to KDP	2,181	1,436

Balance Sheet Data (end of period):
Cash and cash equivalents	$267	$535
Total assets	52,130	51,837
Short-term borrowings and current portion of long-term obligations	3,246	895
Long-term obligations	9,945	11,072
Total liabilities	26,454	26,712
Total stockholders’ equity	25,676	25,126

Statements of Cash Flows Data:
Cash provided by (used in):
Operating activities	$1,329	$2,837
Investing activities	(784)	(1,135)
Financing activities	(832)	(1,728)

Non-GAAP Financial Measures:
Adjusted EBITDA(a)	$4,244	$4,078
Total principal amount less cash and cash equivalents(b)	13,072	11,607
Management leverage ratio(c)	3.1x	2.8x
Free cash flow(d)	$913	$2,652

(a)

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as shown below. EBITDA is defined as Net income attributable to KDP as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company’s operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability. See “Non-GAAP Financial Measures” for more information.

We believe that the most directly comparable GAAP measure to Adjusted EBITDA is Net income attributable to KDP. The reconciliations between Net income attributable to KDP and Adjusted EBITDA for the periods presented is set forth below.

	Year Ended December 31
	2023	2022
	(in millions)
Net income attributable to KDP	$2,181	$1,436
Interest expense, net	496	693
Provision for income taxes	576	284
Depreciation expense	402	399
Other amortization	181	172
Amortization of intangibles	137	138

EBITDA	$3,973	$3,122

Items Affecting Comparability:
Productivity	$218	$230
Restructuring – 2023 CEO Succession and Associated Realignment	35
Stock compensation	17	5
Non-routine legal matters	5	13
Impairment of intangible assets	2	477
Mark to market	(8)	150
Gain on sale of equity – method investment		(50)
Loss on early extinguishment of debt		217
Impairment of investments and note receivable		12
Restructuring and integration expenses – DPS Merger		172
COVID-19		14
Transaction costs	2	1

Adjusted EBITDA	$4,244	$4,363

(b)

Total principal amounts less cash and cash equivalents is a non-GAAP financial measure and is calculated as set forth below for the periods presented. Management presents Total principal amounts less cash and cash equivalents as a leverage and liquidity measure which management uses to evaluate its capital management, credit quality and financial position. See “Non-GAAP Financial Measures” for more information.

	Year Ended December 31
	2023	2022
	(in millions)
Commercial paper notes	2,096	399
Senior unsecured notes	11,243	11,743
Total principal amounts	$13,339	$12,142

Cash and cash equivalents	$267	$535

Total principal amounts less cash and cash equivalents	$13,072	$11,607

(c)

Management leverage ratio is a non-GAAP financial measure and represents Total principal amounts less cash and cash equivalents divided by Adjusted EBITDA. Management believes that Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company’s ability to meet its financial obligations. See “Non-GAAP Financial Measures” for more information.

(d)

Free Cash Flow is a non-GAAP financial measure and is calculated as set forth below for the periods presented. Management uses this measure to evaluate the Company’s performance and make resource allocation decisions. See “Non-GAAP Financial Measures” for more information.

We believe that the most directly comparable GAAP measure to Free Cash Flow is Cash provided by operating activities. The reconciliations between Cash provided by operating activities and Free Cash Flow for the periods presented is set forth below.

	Year Ended December 31
	2023	2022
	(in millions)
Cash provided by operating activities	$1,329	$2,837
Purchases of property, plant and equipment	(425)	(353)
Proceeds from sales of property, plant and equipment	9	168

Free cash flow	$913	$2,652

RISK FACTORS

You should carefully consider the following risk factors and the information discussed in Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks Related to the Notes and this Offering

We are a holding company and our ability to make payments on our outstanding indebtedness, including the Notes, is dependent upon the receipt of funds from our subsidiaries by way of interest and principal payments on loans due to us, dividends, fees or otherwise.

The Notes are obligations of KDP which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of KDP’s revenue and cash flow is generated through its subsidiaries. Accordingly, KDP’s ability to make payments on its indebtedness, including the Notes, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees or otherwise. Although certain subsidiaries will guarantee KDP’s payment obligations on the Notes, these guarantees may be released under certain circumstances.

The Notes are structurally subordinated to the indebtedness of our subsidiaries that are not guaranteeing the Notes.

Only certain of our subsidiaries will guarantee our payment obligations on the Notes. Our right, and our Subsidiary Guarantors’ rights, to participate in any distribution of assets of any non-guarantor subsidiary upon that subsidiary’s dissolution, winding-up, liquidation, reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are or a Subsidiary Guarantor is a creditor of the subsidiary and we or such Subsidiary Guarantor’s claims are recognized. Therefore, the Notes will be structurally subordinated to all indebtedness and other obligations of our non-guarantor subsidiaries (excluding any amounts owed by such subsidiaries to us). Our non-guarantor subsidiaries are separate legal entities and have no obligations to pay any amounts due on the Notes. For the year ended December 31, 2023, our non-guarantor subsidiaries accounted for approximately $6.8 billion of our consolidated net sales and approximately $1.9 billion of our consolidated income from operations (in each case, without giving effect to intercompany eliminations). As of December 31, 2023, the total liabilities of our non-guarantor subsidiaries was approximately $4.8 billion and the total assets of such subsidiaries was approximately $24.5 billion (in each case, without giving effect to intercompany eliminations).

The indenture governing the Notes does not limit the ability of our subsidiaries to incur additional indebtedness that is equal in right of payment to their guarantees of the Notes.

The Notes and the Subsidiary Guarantees are not secured by any assets, and any secured creditors would be effectively senior to claims on our or the Subsidiary Guarantor’s assets that secure any indebtedness.

The Notes are not secured by any of our assets and the Subsidiary Guarantees are not secured by any of the assets of the Subsidiary Guarantors. The terms of the indenture permit us and our subsidiaries to incur a certain amount of secured indebtedness without equally and ratably securing the Notes. If we or any of the Subsidiary Guarantors become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under our or a Subsidiary Guarantor’s secured debt agreements, if any, will be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders will have a priority claim on our or the relevant Subsidiary Guarantor’s assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these Notes can be satisfied. As of December 31, 2023, neither we nor any of the Subsidiary Guarantors had any secured indebtedness (other than finance leases).

Negative covenants in the indenture offer only limited protection to holders of the Notes.

The indenture governing the Notes will contain negative covenants that apply to us and our subsidiaries. However, the indenture does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

In addition, the limitation on secured indebtedness covenant in the indenture contains exceptions that will allow us and our subsidiaries to create, grant or incur liens or security interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the Notes. In light of these exceptions, holders of the Notes may be effectively junior to new secured lenders.

Holders of our existing indebtedness may have superior rights under certain circumstances.

As of December 31, 2023, we had approximately $11.2 billion of senior notes outstanding (the “Outstanding Notes”). Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the Notes), we will be required to offer to repurchase any and all of each series of Notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of the Outstanding Notes), we will be required to offer to repurchase each affected series of the Outstanding Notes. The definition of Change of Control Triggering Event with respect to the Notes is similar, but not identical in one or more respects, to the definitions of change of control triggering event with respect to the various series of Outstanding Notes and the definition of change of control triggering event varies in certain instances among the various series of Outstanding Notes. As a result, under certain circumstances, we may be required to make an offer to repurchase one or more series of the Outstanding Notes but not the Notes.

Credit ratings assigned to the Notes may not reflect all risks of your investment in the Notes.

The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by any of the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes, upgrades or downgrades in the credit ratings assigned to the Notes, including any announcement that such ratings are under further review for an upgrade or downgrade, could affect the market value of the Notes and, in the event of a downgrade, increase our corporate borrowing costs, including with respect to our Outstanding Notes. The reports of the rating agencies do not form a part of, and are not incorporated by reference into, this prospectus supplement.

Our variable rate indebtedness is subject to interest rate risk, which could cause our debt service obligations to increase.

As of December 31, 2023, $2.1 billion of our outstanding total debt was at variable rates of interest, and we had $4 billion of availability under the 2022 Revolving Credit Agreement and $1.9 billion of availability under our commercial paper program. Borrowings under the 2022 Revolving Credit Agreement and our commercial paper program are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. We have in the past entered into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility and may continue to do so in the future. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate its interest rate risk. In addition, the Floating Rate Notes will also accrue interest at a variable rate, See “Risk Factors—The amount of interest payable on any Floating Rate Notes is set only once per period based on the Benchmark, which rate may fluctuate substantially.”

Federal and state laws regarding fraudulent conveyance allow courts, under specific circumstances, to void debts, including guarantees, and would require holders of the Notes to return payments received from us or the Subsidiary Guarantors.

The Notes will be guaranteed by certain of our subsidiaries. If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the Notes and the Subsidiary Guarantees of the Notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under a note or a guarantee could be voided, or claims in respect of a note or a guarantee could be subordinated to all other debts of the company or guarantor if, among other things, the company or guarantor at the time it incurred the indebtedness evidenced by its note or guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the debt or guarantee; and

•	one of the following applies:

•	it was insolvent or rendered insolvent by reason of such incurrence;

•	it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they mature.

In addition, any payment by the company or guarantor under its note or guarantee could be voided and required to be returned to the company or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the company or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Because each Subsidiary Guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the Subsidiary Guarantors.

While you have the benefit of the Subsidiary Guarantors, such guarantees are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances.

We may not have the ability to raise the funds necessary to finance the offer to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the Notes), we will be required to offer to repurchase all of each series of Notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of Outstanding Notes), we will be required to offer to repurchase each affected series of Outstanding Notes. The definition of Change of Control Triggering Event with respect to the Notes is similar, but not identical in one or more respects, to the definition of change of control triggering event with respect to the various series of Outstanding Notes and the definition of change of control triggering event varies in certain instances among the various series of Outstanding Notes. We cannot assure you that we will have sufficient funds available to make any required repurchases of the Notes and, if applicable, the Outstanding Notes upon such an event. Any failure to repurchase tendered Notes would constitute a default under the indenture governing the Notes and, if applicable, the indentures governing the various series of Outstanding Notes, which, in turn, would constitute a default under the 2022 Revolving Credit Agreement. A default could result in the declaration of the principal and interest on all the Notes and the Outstanding Notes and our indebtedness outstanding under the 2022 Revolving Credit Agreement to be due and payable.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to purchase the Notes.

As described above, upon the occurrence of a Change of Control Triggering Event (as defined with respect to the Notes), we will be required to purchase all of each series of Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control requiring us to purchase the Notes. Further, various transactions might not constitute a change of control under the Notes but could constitute a change of control as defined under the other debt (including the Outstanding Notes). In the event of any such transaction, the holders would not have the right to require us to purchase the Notes, even though such transaction could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

The ability of holders of the Notes to require us to repurchase Notes as a result of a disposition of “substantially all” assets may be uncertain.

The definition of change of control in the indenture governing the Notes will include a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the issuer and its restricted subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our restricted subsidiaries taken as a whole to another person or group may be uncertain.

Redemption may adversely affect your return on the Notes.

Each series of Fixed Rate Notes will be redeemable at our option, and therefore we may choose to redeem the Fixed Rate Notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Fixed Rate Notes being redeemed.

There may not be active trading markets for the Notes.

There are currently no active trading markets for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or any automated quotation system. Accordingly, trading markets for the Notes may not develop or continue to exist and any markets that develop may not provide sufficient liquidity for the holders to sell their Notes at attractive prices, or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities. Trading markets for the Notes depend on many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Notes;

•	outstanding amount of the Notes;

•	terms related to optional redemption of the Notes; and

•	level, direction and volatility of market interest rates generally.

The amount of interest payable on any Floating Rate Notes is set only once per quarterly period based on the Benchmark, which rate may fluctuate substantially.

The amount of interest payable on the Floating Rate Notes may bear interest at a floating rate determined by reference to one or more interest rate bases, such as the federal funds rate, the treasury rate, the prime rate, the secured overnight financing rate (“SOFR”) or other such interest rate basis or interest rate formula as specified in this prospectus supplement (with respect to the Floating Rate Notes, the “Benchmark”), plus a spread specified in this prospectus supplement. The floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of the applicable Benchmark are not necessarily indicative of future levels. Any historical upward or downward trend in the Benchmark is not an indication that the Benchmark is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of the Benchmark as an indication of its future performance. You should further note that, although the actual Benchmark on an interest payment date or at other times during an interest rate period (an “Interest Period”) may be higher than the Benchmark on the applicable date on which the interest rate is determined for such Interest Period (the “Determination Date”), you will not benefit from the Benchmark at any time other than on such Determination Date. As a result, changes in the Benchmark may not result in a comparable change in the market value of the Floating Rate Notes.

Reform of SOFR and the regulation or discontinuation of this and other Benchmarks may adversely affect the value of and return on any debt securities based on or linked to a Benchmark.

SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such Benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any debt securities based on or linked to a Benchmark.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of Benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a Benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain Benchmarks, trigger changes in the rules or methodologies used in certain Benchmarks, or lead to the disappearance of certain Benchmarks.

Any consequential changes to SOFR or any other Benchmark as a result of United States, European Union or other international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any debt securities based on or linked to such Benchmark.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR or the Floating Rate Notes, which are linked to SOFR, may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the Floating Rate Notes. Changes in the levels of SOFR may affect the return on the Floating Rate Notes and the trading price of the Floating Rate Notes, but it is impossible to predict whether such levels will rise or fall.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices and marketability of the Floating Rate Notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

Any failure of SOFR to gain market acceptance could adversely affect the value of the Floating Rate Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the Floating Rate Notes and the price at which you can sell such debt securities.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in term SOFR, simple average SOFR and compounded average SOFR for an applicable period (“Compounded SOFR”) generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Floating Rate Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

The secondary trading market for the Floating Rate Notes may be limited.

Because SOFR is a relatively new market rate, an established trading market for the Floating Rate Notes may never develop or may not be very liquid. Market terms for the Floating Rate Notes, such as the spread over the applicable Benchmark used to determine the interest payable on such debt securities, may evolve over time and, as a result, trading prices of such Floating Rate Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in floating rate debt securities, the trading price of the Floating Rate Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in the Floating Rate Notes may not be able to sell such Floating Rate Notes at all or may not be able to sell such Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for the Floating Rate Notes for which the applicable interest rate for an Interest Period is determined at or prior to the beginning of such Interest Period, investors wishing to sell such Floating Rate Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

The interest rate on our Floating Rate Notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

The interest rate for each Interest Period on our Floating Rate Notes will be based on Compounded SOFR, which will be calculated according to a specific formula described in this prospectus supplement using the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Floating Rate Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in the Floating Rate Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in the indenture governing the Floating Rate Notes before making an investment in the Floating Rate Notes. If the market adopts a different calculation method than used in the indenture governing the Floating Rate Notes, that would likely adversely affect the market value of the Floating Rate Notes.

Interest payments due on the Floating Rate Notes will only be capable of being determined near the end of the relevant Interest Period.

Unless otherwise specified in this prospectus supplement, interest payments due on the Floating Rate Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of the Floating Rate Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

The SOFR Index may be modified or discontinued, and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of the Floating Rate Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. Unless otherwise specified in this prospectus supplement, the interest rate on the Floating Rate Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

Interest on the Floating Rate Notes will be calculated using a reference rate other than the applicable Benchmark if a Benchmark Transition Event occurs.

Upon the occurrence of certain circumstances or events (a “Benchmark Transition Event”), the interest rate on the Floating Rate Notes will no longer be determined by reference to SOFR, but instead by reference to a different rate or a different Benchmark (a “Benchmark Replacement”).

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the Floating Rate Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on the Floating Rate Notes, which could adversely affect the return on, value of and market for the Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on the Floating Rate Notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for SOFR.

Unless otherwise specified in this prospectus supplement, the terms of the Floating Rate Notes will provide for a “waterfall” of alternative rates to be used to determine the rate of interest on the Floating Rate Notes if a Benchmark Transition Event occurs. If each such alternative rate is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the Floating Rate Notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on the Floating Rate Notes.

In addition, unless otherwise specified in this prospectus supplement, the Benchmark transition provisions will provide for certain adjustments to be made in determining the Benchmark Replacement in order to make such Benchmark Replacement equivalent to SOFR. However, such adjustments will not necessarily make the Benchmark Replacement equivalent to SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if the applicable Benchmark continues to be published.

Unless otherwise specified in this prospectus supplement, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the Floating Rate Notes may be adversely affected.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Floating Rate Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the Floating Rate Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the Floating Rate Notes. In particular, if a Benchmark Transition Event occurs with respect to the Floating Rate Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions governing the Floating Rate Notes, and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. Unless otherwise specified in this prospectus supplement, all determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, and unless otherwise specified in this prospectus supplement, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the Floating Rate Notes or any other party. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the SOFR-Linked Notes.

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes are expected to be approximately $    million (after underwriting discounts and our offering expenses).

We intend to use a portion of the net proceeds from this offering to fund the Repurchase and the remainder for general corporate purposes, including repayment of outstanding commercial paper borrowings and/or certain of our outstanding senior notes. See “Prospectus Supplement Summary—Recent Developments.” This offering is not contingent on the consummation of the Repurchase.

As of February 29, 2024, we had $2.8 billion of short-term commercial paper outstanding, due at various dates within 90 days, at an average interest rate of 5.60%.

THE SECURED OVERNIGHT FINANCING RATE AND THE SOFR INDEX

The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. The Secured Overnight Financing Rate is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral U.S. Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the underwriters for this offering or their affiliates. The New York Federal Reserve notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Each U.S. Government Securities Business Day (as defined under “Description of the Notes”), the New York Federal Reserve publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

As the Secured Overnight Financing Rate is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for such Interest Period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes.

The New York Federal Reserve began to publish the Secured Overnight Financing Rate in April 2018. The New York Federal Reserve has also begun publishing historical indicative Secured Overnight Financing Rates going back to 2014. Investors should not rely on any historical changes or trends in the Secured Overnight Financing Rate as an indicator of future changes in the Secured Overnight Financing Rate. Also, because the Secured Overnight Financing Rate is a relatively new market index, the Floating Rate Notes will likely have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to the Secured Overnight Financing Rate, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of the Floating Rate Notes may be lower than those of later-issued indexed debt securities as a result. Similarly, if the Secured Overnight Financing Rate does not prove to be widely used in securities like the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of notes linked to indices that are more widely used. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR Index

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day, and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods. The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The information contained in this section is based upon the New York Federal Reserve’s Website and other U.S. government sources.

CAPITALIZATION

The following table sets forth, as of December 31, 2023, our consolidated cash and cash equivalents, total debt and stockholders’ equity on:

•	an actual basis, and

•	an as adjusted basis to give effect to the issuance of the Notes but before the intended use of proceeds. See “Use of Proceeds.”

The “as adjusted” information is not intended to provide any indication of what our actual financial position, including actual cash balances and borrowings, would have been had this offering (and use of proceeds thereof) been completed as of December 31, 2023 or to project our financial position for any future date. You should read this table in conjunction with our consolidated financial statements and the notes thereto, which are incorporated herein by reference.

	December 31, 2023
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$267	$

Structured payables	117		117

Finance lease obligations	726		726

Debt (including current maturities):
Commercial paper notes	2,096		2,096
2022 Revolving Credit Agreement(1)	—		—
0.750% Senior Notes due 2024	1,150		1,150
4.417% Senior Notes due 2025(2)	529		529
3.400% Senior Notes due 2025(2)	500		500
2.550% Senior Notes due 2026(2)	400		400
3.430% Senior Notes due 2027(2)	500		500
4.597% Senior Notes due 2028(2)	1,112		1,112
3.950% Senior Notes due 2029	1,000		1,000
3.200% Senior Notes due 2030	750		750
2.250% Senior Notes due 2031	500		500
4.050% Senior Notes due 2032	850		850
4.985% Senior Notes due 2038(2)	211		211
4.500% Senior Notes due 2045(2)	550		550
4.420% Senior Notes due 2046(2)	400		400
5.085% Senior Notes due 2048(2)	391		391
3.800% Senior Notes due 2050	750		750
3.350% Senior Notes due 2051	500		500
4.500% Senior Notes due 2052	1,150		1,150
Floating Rate Senior Notes due 2027 offered hereby	—
% Senior Notes due 2027 offered hereby	—
% Senior Notes due 2029 offered hereby	—
% Senior Notes due 2031 offered hereby	—
% Senior Notes due 2034 offered hereby	—

Total debt(3)	$13,339	$

Stockholders’ equity:
Preferred stock	$—		$—
Common stock	14		14

	December 31, 2023
	Actual	As Adjusted
	(in millions)
Additional paid-in capital	20,788		20,788
Retained earnings	4,559		4,559
Accumulated other comprehensive loss	315		315
Total stockholders’ equity	25,676		25,676

Total debt and stockholders’ equity	$39,015	$

(1)	We have $4 billion of availability under the 2022 Revolving Credit Agreement.
(2)

Excludes unamortized debt issuance costs and discounts and the fair value adjustment for senior unsecured notes assumed in the combination of the business operations of Keurig Green Mountain, Inc. and Dr Pepper Snapple Group, Inc. as of July 9, 2018 (the “DPS Merger”).

(3)

Reflects the aggregate principal amount of notes offered hereby and does not give effect to unamortized debt issuance costs or discounts or the fair value adjustment for senior unsecured notes assumed in the DPS Merger.

DESCRIPTION OF THE NOTES

In this description, (i) the term “Company” refers to Keurig Dr Pepper Inc. and (ii) the terms “we,” “our,” and “us” refer to the Company and any of its successors and their respective subsidiaries.

The Company will issue the Notes under an indenture dated as of March  , 2024 (the “base indenture”), as supplemented by a first supplemental indenture establishing the form and terms of the Notes (together with the base indenture, as such may be amended, supplemented or otherwise modified from time to time, the “indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). We have incorporated by reference the base indenture as an exhibit to the Registration Statement which includes the accompanying prospectus. The terms of the Notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of the Notes,” together with the “Description of Debt Securities” included in the accompanying prospectus, is intended to be a useful overview of the material provisions of the Notes and the indenture. Since this “Description of the Notes” and the “Description of Debt Securities” is only a summary, you should refer to the indenture for a complete description of the obligations of the Company and your rights as holders of the Notes. Each series of Notes will be a separate series of our “debt securities” (as that term is used in the accompanying prospectus).

General

We will issue five series of Notes. We will issue a total of $    aggregate principal amount of Floating Rate Senior Notes that will mature on    , 2027, $    aggregate principal amount of 2027 Notes that will mature on    , 2027, $    aggregate principal amount of 2029 Notes that will mature on    , 2029, $    aggregate principal amount of 2031 Notes that will mature on     , 2031 and $    aggregate principal amount of 2034 Notes that will mature on    , 2034.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein), plus %. We will pay interest on the Floating Rate Notes quarterly in arrears on    ,    ,    and   of each year, commencing on    , 2024. Interest will accrue on the Floating Rate Notes from the date of original issuance. The 2027 Notes will bear interest at a rate of    % per year, the 2029 Notes will bear interest at a rate of  % per year, the 2031 Notes will bear interest at a rate of    % per year and the 2034 Notes will bear interest at a rate of    % per year. The first interest payment date on the Fixed Rate Notes will be    , 2024. Interest on the Fixed Rate Notes is payable semi-annually on    and    to holders of record at the close of business on    and    (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the applicable maturity date. Interest on each series of Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of any series of Notes falls on a day that is not a business day, the related payment of principal and interest of that series of Notes will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. “Business day” means a weekday which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed.

Each series of Notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in book-entry form only. See “Book-Entry System; Delivery and Form.”

The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the Notes.

Floating Rate Notes

The Floating Rate Notes will mature on    , 2027.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus %. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on    ,   ,     and   of each year, commencing on    , 2024, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the   ,    ,   or   of any year is not a Business Day, then the next succeeding Business Day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the Business Day immediately preceding such   ,   ,   or   , and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date, or, in the case of an offer to repurchase upon a Change of Control Triggering Event, from and including the Floating Rate Interest Payment Date immediately preceding the payment date in connection therewith to, but excluding, the payment date in connection therewith. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial Interest Period will be Compounded SOFR determined on    , 2024, plus     %. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of     %.

U.S. Bank Trust Company, National Association, or its successor appointed by us, will act as calculation agent.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. In no event will the interest rate on the Floating Rate Notes be less than zero.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)

notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the Floating Rate Notes for each interest period will be determined by the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes. So long as Compounded SOFR is required to be determined with respect to the Floating Rate Notes, there will at times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any interest period, or the Company proposes to remove such calculation agent, the Company shall appoint another calculation agent. None of the Trustee, the paying agent, nor the Calculation Agent shall have any duty or liability in connection with the determination of any Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Conforming Changes, or any other related matter as provided in this section. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Company or its designee on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

Certain Other Considerations Relating to Floating Rate Notes

None of the Trustee, the paying agent, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any

Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the Trustee, the paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or those of its designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.

Fixed Rate Notes

The 2027 Notes, 2029 Notes, 2031 Notes and the 2034 Notes will mature on    , 2027,     , 2029,    , 2031 and      , 2034 (in each case, unless earlier redeemed), respectively. Interest on the 2027 Notes will accrue at the rate of  % per annum, interest on the 2029 Notes will accrue at the rate of  % per annum, interest on the 2031 Notes will accrue at the rate of  % per annum and interest on the 2034 Notes will accrue at the rate of  % per annum and, in each case, will be payable semi-annually in arrears on    and   of each year, commencing on    , 2024, and at maturity (each a “Fixed Rate Interest Payment Date”), to holders of record of the applicable series of Fixed Rate Notes on    and    (whether or not that date is a business day), respectively, immediately preceding such Fixed Rate Interest Payment Date.

Interest on the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes will accrue from and including     , 2024, or from the most recent Fixed Rate Interest Payment Date to which interest has been paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

Subject to the limitations described in the accompanying prospectus under the heading “Description of Debt Securities—Subsidiary Guarantees,” all of our existing and future subsidiaries that guarantee any of our other indebtedness (the “Subsidiary Guarantors”) will, jointly and severally, fully, unconditionally and irrevocably guarantee (the “Subsidiary Guarantees”) the full and punctual payment when due, whether at maturity, by acceleration, by redemption (with respect to the Fixed Rate Notes) or otherwise, of the principal and interest on the Notes and all of our other monetary obligations under the indenture. At the time of issuance, the Notes will be fully and unconditionally guaranteed by certain of our domestic subsidiaries and all of our existing and future subsidiaries that guarantee any of our other indebtedness. The Notes and the Subsidiary Guarantees will be effectively junior to our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, respectively, in each case, to the extent of the value of the assets securing such indebtedness.

If any subsidiary that is not already a Subsidiary Guarantor guarantees any indebtedness for borrowed money of the Company, including, under the 2022 Revolving Credit Agreement, then such subsidiary will become a Subsidiary Guarantor on the same terms and conditions as those set forth in the indenture by executing a supplemental indenture and delivering it to the Trustee at the same time it incurs or guarantees such indebtedness.

The Subsidiary Guarantee of any Subsidiary Guarantor will be automatically released and discharged, without the consent of the holders of the Notes, and no further action by us, any Subsidiary Guarantor or the Trustee shall be required for such release (unless we shall notify the Trustee in writing that no release and discharge shall occur as a result thereof) upon:

•

the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the indenture; or

•	our exercise of our legal defeasance option under “—Defeasance and Discharge” in accordance with the terms of the indenture.

The terms of the guarantees are more fully described in the accompanying prospectus under the heading “Description of Debt Securities—Subsidiary Guarantees.”

Priority

The Notes and the Subsidiary Guarantees will be senior unsecured obligations of the Company and the Subsidiary Guarantors, respectively, and will be equal in right of payment with all existing and future unsubordinated obligations of the Company and the Subsidiary Guarantors, respectively, including any obligations under the 2022 Revolving Credit Agreement and the existing senior unsecured notes, and will be senior to all future subordinated obligations of the Company and the Subsidiary Guarantors.

The Notes and the Subsidiary Guarantees will also be effectively junior to our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, respectively, in each case, to the extent of the value of the assets securing such indebtedness. As of December 31, 2023, the Company and the Subsidiary Guarantors had no secured indebtedness (other than finance leases).

In addition, the Notes will be structurally subordinated to all liabilities of the Company’s Subsidiaries that are not guaranteeing the Notes. The Company derives a portion of its operating income and cash flow from its investments in its Subsidiaries that will not become Subsidiary Guarantors. Claims of creditors of the Company’s Subsidiaries that are not guaranteeing the Notes generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Company’s creditors, including holders of the Notes. Accordingly, the Notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of the Company’s Subsidiaries that are not guaranteeing the Notes. For the year ended December 31, 2023, our non-guarantor subsidiaries accounted for approximately $6.8 billion of our consolidated net sales and approximately $1.9 billion of our consolidated income from operations (in each case, without giving effect to intercompany eliminations). As of December 31, 2023, the total liabilities of our non-guarantor subsidiaries was approximately $4.8 billion and the total assets of such subsidiaries was approximately $24.5 billion (in each case, without giving effect to intercompany eliminations). See “Risk Factors—Risks Related to the Notes and this Offering—The Notes are structurally subordinated to the indebtedness of our subsidiaries that are not guaranteeing the Notes.”

Further Issuances

The indenture does not limit the amount of debt securities that we may issue under the indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of any series of Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the applicable series of Notes. Any additional debt securities having such similar terms, together with the applicable series of Notes, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions (except that, if the additional notes are not fungible with the applicable series of Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number and ISIN number). No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the applicable series of Notes.

Optional Redemption

We may not redeem the Floating Rate Notes prior to maturity.

Prior to    , 2027 for the 2027 Notes (one month prior to the maturity date of the 2027 Notes),     , 2029 for the 2029 Notes (one month prior to the maturity date of the 2029 Notes),     , 2031 for the 2031 Notes (two months prior to the maturity date of the 2031 Notes) and     , 2033 for the 2034 Notes (three months prior to the maturity date of the 2034 Notes (each such date the “Par Call Date”), we may redeem the Fixed Rate Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Fixed Rate Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points for the 2027 Notes, plus     basis points for the 2029 Notes, plus    basis points for the 2031 Notes and plus    basis points for the 2034 Notes less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of the Fixed Rate Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem the Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding anything in “—Optional Redemption” to the contrary, installments of interest on the Fixed Rate Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Fixed Rate Notes and the indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (as applicable, the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

In connection with any redemption of Fixed Rate Notes described above, any such redemption and/or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will have no obligation to calculate or verify the calculation of the amount of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 30 days before the redemption date to each holder of Fixed Rate Notes to be redeemed.

In the case of a partial redemption, selection of the Fixed Rate Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Fixed Rate Notes of a principal amount of $2,000 or less will be redeemed in part. If any Fixed Rate Note is to be redeemed in part only, the notice of redemption that relates to the Fixed Rate Note will state the portion of the principal amount of the Fixed Rate Note to be redeemed. A new Fixed Rate Note in a principal amount equal to the unredeemed portion of the Fixed Rate Note will be issued in the name of the holder of the Fixed Rate Note upon surrender for cancellation of the original Fixed Rate Note. For so long as the notes are held by DTC, Clearstream (as defined below) or Euroclear (as defined below) (or another depositary), the redemption of the Fixed Rate Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.

Sinking Fund

The Notes will not be entitled to any sinking fund.

Offer to Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to a series of Notes, holders of such Notes may require us to repurchase all or any part (equal to an integral multiple of $1,000) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest on such Notes to, but excluding, the date of purchase (unless, with respect to the Fixed Rate Notes, a notice of redemption has been mailed or otherwise delivered within 30 days after such Change of Control Triggering Event stating that all of the Fixed Rate Notes will be redeemed as described above); provided that the principal amount of a Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. We will be required to deliver to holders of the Notes a notice, with a copy to the Trustee, describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be delivered within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed.

On the date specified for repurchase of the Notes, we will, to the extent lawful:

•	accept for payment all properly tendered Notes or portions of the Notes;

•	deposit with the paying agent the required payment for all properly tendered Notes or portions of the Notes; and

•	deliver to the Trustee the repurchased Notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased Notes.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, we will comply with these requirements instead of the repurchase provisions and will not be considered to have breached our obligations with respect to repurchasing the Notes. Additionally, if an event of default exists under the indenture (which is unrelated to the repurchase provisions of the Notes), including events of default arising with respect to other issues of debt securities, we will not be required to repurchase the Notes notwithstanding these repurchase provisions.

We will not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.

For purposes of the repurchase provisions of the Notes, the following terms will be applicable: “Change of Control” means the occurrence of any of the following:

•

the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture) (other than us or one of our subsidiaries).

Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of our voting stock immediately prior to that transaction or (y) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the holding company. Notwithstanding anything to the contrary contained herein, an offer to repurchase any series of Notes may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the offer is made.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch, Inc.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by us as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control or (b) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade Rating.

“S&P” means S&P Global Ratings.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Limitation on Secured Indebtedness

The Company will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Subsidiary Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Subsidiary Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:

(1)	Permitted Encumbrances;

(2)	Liens (as defined herein) on any asset or property existing at the date of the indenture, provided that:

•

such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•

such Liens shall secure only those obligations which they secure on the date of the indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(3)

Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that:

•

such Liens were in existence prior to such corporation or other Person becoming an obligor under the indenture, or becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•

such Liens shall secure only those obligations which they secure on the date that such corporation or other Person becomes an obligor under the Notes, a Subsidiary of the Company or the date of such merger or consolidation, and

•	extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(4)	Liens securing Indebtedness of:

•	a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

•	the Company to a Subsidiary Guarantor, or

•	the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;

(5)

Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations (as defined herein) or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or asset is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;

(6)	Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;

(7)

any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary of the Company, as applicable; or

(8)

any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (1) through (7) above; provided, however, that:

•

such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset) and

•	the principal amount of Indebtedness secured by such Liens at such time is not increased.

Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property (as defined herein) or on any Capital Stock (as defined herein) or Indebtedness (as defined herein) of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes and the Subsidiary Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (1) through (8) above), together (without duplication) with the aggregate amount of Attributable Debt (as defined herein) outstanding in respect of sale and leaseback transactions entered into pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not at the time exceed 15% of Consolidated Total Assets (as defined herein) of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness. As of December 31, 2023, the Company did not own any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), that had a book value greater than 1% of Consolidated Total Assets of the Company.

Limitation on Sale and Leaseback Transactions

The Company will not directly or indirectly, and will not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries of a lease of such Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to date of the indenture;

(2)	such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;

(3)	such transaction involves a lease for not more than three years;

(4)

such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

(5)

the Company or such Subsidiary would be entitled to incur Attributable Debt secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the provisions described in clauses (1) through (8) of the “—Limitation on Secured Indebtedness” covenant described above; or

(6)

the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt (as defined herein) within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver any of the Notes in equal principal amount to the Trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.

Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by the foregoing restrictions, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (1) through (6) above), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to the second paragraph of the “—Limitation on Secured Indebtedness” covenant described above, does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of entry into such sale and leaseback transaction.

Consolidation, Merger or Sale of Assets

The Company will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

•

the Company shall be the successor or continuing person or, if the Company is not the successor or continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Notes and the indenture pursuant to a supplemental indenture executed and delivered to the Trustee;

•

immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and the Company or the surviving entity will have delivered to the Trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such surviving entity had been named as the Company. The Company will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary Guarantor.

Reports

The Company will provide the Trustee with copies of its annual report and the information, documents and other reports which the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Company files such annual report, documents and other reports with the SEC. In addition, the Company will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

The requirement for the Company to provide such reports, documents and information may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other person’s compliance with any of the covenants under the indenture (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system or to participate in any conference calls.

Events of Default

An event of default with respect to the Notes is defined as follows:

•	failure to pay interest on the Notes, which continues for 30 days;

•	failure to pay principal of or premium, if any, on the Notes at maturity, redemption, acceleration or otherwise;

•	failure to comply with the covenant described under “—Consolidation, Merger or Sale of Assets”;

•

failure to comply with any covenant or agreement of the Company or certain of its significant subsidiaries in the indenture for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Notes then outstanding;

•	failure to deposit any sinking fund payment, if any;

•

if any Subsidiary Guarantor has guaranteed the Notes, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the indenture); and

•	specified events of bankruptcy, insolvency, or reorganization of the Company or certain of its significant subsidiaries.

The indenture provides that, if any event of default relating to certain events of the Company’s bankruptcy or insolvency occurs, any outstanding Notes will become due and payable immediately. If any event of default occurs and is continuing, the Trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding Notes, shall declare all of the Notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from holders of the Notes notice of any continuing default or event of default for such Notes if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders of the Notes, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the applicable indenture relating to the duties of the Trustee, in case an event of default for the Notes occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the Notes of unless such holders have offered to the Trustee indemnity and/or security against loss, liability or expense satisfactory to the Trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of the Notes may pursue any remedy with respect to the indenture or the Notes unless (1) such holder has previously given the Trustee notice that an event of default is continuing with respect to Notes; (2) holders of at least 25% in aggregate principal amount of the Notes have requested the Trustee to pursue the remedy; (3) such holders have offered the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense; (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and (5) holders of a majority in aggregate principal amount of the Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Holders of the outstanding Notes are entitled at any time to bring a lawsuit for the payment of money due on the outstanding Notes on or after their stated maturity. The holders of a majority in aggregate principal amount of the Notes may rescind an acceleration or waive any existing default or event of default for such Notes and its consequences under the indenture except a continuing default or event of default in the payment of interest, premium or additional amounts on, or the principal of, the Notes.

The events of default to which the Notes are subject under the conditions set forth in the indenture are also described under “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Modification and Waiver

The Notes are subject to modification and waiver under the conditions set forth in the indenture and described under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus.

Defeasance and Discharge

The Notes are subject to defeasance under the conditions set forth in the indenture and described under “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor as if it were not the Trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Before the Trustee acts or refrains from acting, it may require an officers’ certificate and/or an opinion of counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officers’ certificate and/or opinion of counsel. The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by the indenture.

The indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care as a prudent person would use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of the Notes, unless such holder shall have offered to the Trustee indemnity and/or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

U.S. Bank Trust Company, National Association, is the Trustee under the indenture.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP after the application of Accounting Standard Codification Topic 842 shall not constitute Capital Lease Obligations for the purposes of the Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standard Codification Topic 842 to be treated as balance sheet liabilities in any financial statements to be delivered pursuant to “—Reports.”

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Consolidated Total Assets” means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.

“Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (U.S.) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto);

(3)	in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments;

(4)	representing Capital Lease Obligations; or

(5)

representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:

(1)	all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and

(2)	to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.

“Permitted Encumbrances” means:

(1)	Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith;

(2)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith;

(3)

(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company;

(4)

deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(5)

judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party;

(6)

easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company;

(7)

leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(8)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(9)

Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry;

(10)

any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company’s or any of its Subsidiaries’ business other than through a finance lease;

(11)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(12)

Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(13)

Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business;

(14)	Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement;

(15)	ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(16)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(17)

any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company;

(18)	Liens securing indebtedness outstanding or incurred pursuant to credit facilities (including the 2022 Revolving Credit Agreement) outstanding on the issue date; and

(19)

Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.

“Permitted Investments” means:

(1)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)	investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(3)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5)

money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any of its Subsidiaries, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

Global Notes

We will issue the Notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A., which we refer to as Clearstream, or Euroclear Bank SA/NV, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems (“Direct Participants”) or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC holds securities that the Direct Participants, its participants, deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of the Notes under the indenture or a global note.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between Direct Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a Direct Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the indenture has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE, CONSTRUED TO BE LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

The following discussion summarizes certain U.S. federal income tax considerations relevant to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the purchase, ownership and disposition of the Notes. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the U.S. Internal Revenue Service (the “IRS”), each as in effect as of the date of this document, and all of which are subject to change, possibly on a retroactive basis, and may be subject to different interpretations. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or opinion of counsel has been (or will be) sought on any of the matters discussed below.

This discussion is limited to holders purchasing the Notes pursuant to this offering for cash at the price set forth on the cover of this prospectus supplement and holding the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers and traders in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, real estate investment trusts, broker-dealers, small business investment companies, tax-exempt entities, governmental bodies or agencies and instrumentalities thereof, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold the Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, accrual basis taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies or investors in pass-through entities, including partnerships and Subchapter S corporations. This summary does not address the alternative minimum tax or the effect of any foreign, state or local income or other tax laws or any U.S. federal estate and gift tax laws.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds a Note, the tax treatment of a partner in that partnership generally will depend on the status of the partner and activities of the partnership. Holders of the Notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.

Certain Additional Payments

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event”), we may pay amounts on the Notes that are in excess of the stated interest or principal of the Notes. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the Notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. In certain circumstances, the holder may be required to disclose its contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case, if such position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the Notes. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments.

U.S. Holders

The term “U.S. Holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or who is a resident alien of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Interest

Interest on a Note will generally be includable in income of a U.S. Holder as ordinary income, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder using the accrual method of accounting for federal income tax purposes must include interest on the Notes in ordinary income as interest accrues. A U.S. Holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received, or made available for receipt, by the U.S. Holder. It is expected, and this discussion assumes, that (i) the Floating Rate Notes will be treated as “variable rate debt instruments” for U.S. federal income tax purposes and (ii) the Notes will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes..

Sale, Exchange, or Retirement of a Note

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a Note measured by the difference, if any, between:

•

the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a Note is attributable to accrued but unpaid interest on the Note, which amount will be taxable as ordinary income (to the extent not previously included in income); and

•	the U.S. Holder’s adjusted tax basis in the Note.

Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the Note has been held by the U.S. Holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income.

U.S. Holders are subject to certain limitations on the deductibility of their capital losses.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and to the proceeds from the sale or other disposition (including a retirement or redemption) of, the Notes, unless the U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of amounts withheld in excess of the U.S. Holder’s U.S. federal income tax liability provided such U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.

Tax on Net Investment Income

A 3.8% tax is imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property (which would include the Notes), less certain deductions.

Prospective holders should consult their tax advisors with respect to the applicability of the tax described above.

Non-U.S. Holders

The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note who is an individual, corporation, estate or trust for U.S. federal income tax purposes and who is not a U.S. Holder (a “Non-U.S. Holder”). In the case of a Non-U.S. Holder who is an individual, the following summary assumes that this individual was not formerly a U.S. citizen, and was not formerly a resident of the U.S. for U.S. federal income tax purposes.

Taxation of Interest

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” payments of interest on a Note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided the applicable withholding agent receives the required certification from the Non-U.S. Holder (as discussed below) and the Non-U.S. Holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	a bank receiving interest on the Notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; or

•

receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if an income tax treaty applies to the Non-U.S. Holder, as income attributable to a permanent establishment of the Non-U.S. Holder in the United States).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) that provides the Non-U.S. Holder’s name and address and certifies under penalties of perjury that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank or other financial institution holds the Notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the certification requirements provide that the applicable withholding agent receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and that a copy of such a form be furnished to the applicable withholding agent. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to the applicable withholding agent. In addition, special rules apply to payments made through a qualified intermediary.

A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30%, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) and the Non-U.S. Holder meets the certification requirement discussed at the end of the following paragraph.

If the payments of interest on a Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, if the payments of interest are also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income purposes, such payments also may be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or suitable substitute or successor form).

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must generally be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certifications, but the Non-U.S. Holder qualifies for a reduced rate under an applicable income tax treaty, the Non-U.S. Holder may obtain a refund of any excess amounts withheld if the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for an exemption from, or reduced rate of, U.S. federal withholding or branch profits tax, or other rules different from those described above.

Sale, Exchange, or Disposition

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—FATCA Withholding” below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a Note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an income tax treaty applies, such gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the gain on a disposition of a Note is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, if the gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such gain will generally be subject to U.S. federal income tax at regular graduated income tax rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its

U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) also may be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. A Non-U.S. Holder described in the second bullet point above will be subject to a flat U.S. federal income tax at a 30% rate (or, if an income tax treaty applies, such lower rate as is specified under the treaty) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Any amount allocable to accrued and unpaid interest generally will be taxable as interest and may be subject to the rules discussed above under “—Non-U.S. Holders—Taxation of Interest.”

Information Reporting and Backup Withholding

Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described under “—Non-U.S. Holders— Taxation of Interest” above (e.g., a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E), has been received or an exemption otherwise has been established, provided that the applicable withholding agent has no actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the Notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status (e.g., by furnishing the broker with a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E) or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting and backup withholding on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge or reason to know to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, and the Non-U.S. Holder may be entitled to a refund of amounts withheld in excess of the Non-U.S. Holder’s U.S. federal income tax liability provided such Non-U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a withholding tax at a 30% rate on payments of interest in respect of, and, subject to the discussion below, gross proceeds from the sale or other disposition of the Notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless: (1) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (2) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners”(as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Current provisions of the Code and Treasury Regulations would treat gross proceeds from the sale or other disposition of the Notes as subject to FATCA withholding after December 31, 2018. However, proposed Treasury Regulations eliminate FATCA withholding on gross proceeds entirely. Taxpayers generally may rely on these proposed regulations until final Treasury Regulations are issued.

If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to the amounts withheld. Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the Notes.

THE PRECEDING SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS ON THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, are acting as joint book-running managers of the offering and representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, severally and not jointly, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes
BofA Securities, Inc.	$	$	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC

Total	$	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters initially propose to offer some of the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering prices less a concession not to exceed  % of the principal amount of the Floating Rate Notes,   % of the principal amount of the 2027 Notes,  % of the principal amount of the 2029 Notes,  % of the principal amount of the 2031 Notes and  % of the principal amount of the 2034 Notes. The underwriters may allow, and dealers may reallow a concession not to exceed  % of the principal amount of the Floating Rate Notes,  % of the 2027 Notes,  % of the 2029 Notes,  % of the 2031 Notes and  % of the 2034 Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering prices and concessions. The offering of the Notes is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Us
Per Floating Rate Note		%
Per 2027 Note		%
Per 2029 Note		%
Per 2031 Note		%
Per 2034 Note		%

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase the Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses for this offering will be approximately $     million, excluding underwriters’ discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

It is expected that delivery of the Notes will be made against payment therefor on or about    , 2024 (referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the delivery of the Notes should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees, expenses and reimbursements. Certain of the underwriters and their affiliates are agents and/or lenders under the 2022 Revolving Credit Agreement. Certain of the underwriters or their affiliates are dealers under our commercial paper program. Further, certain of the underwriters or their affiliates may be holders under the commercial paper program or may be holders of certain series of our outstanding senior notes, and may therefore receive a portion of the proceeds of this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, those underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction in which such an offer or solicitation is unlawful.

Note to Canadian Residents

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This Prospectus has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This Prospectus has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This Prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue, and this prospectus supplement has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in Hong Kong

The Notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”). The Notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, any relevant laws and the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification:

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION

We filed the Registration Statement on Form S-3 with the SEC with respect to the registration of the Notes and related guarantees offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information about us, the Notes and related guarantees we are offering by this prospectus supplement, and related matters, you should review the Registration Statement, including the exhibits filed as a part of the Registration Statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the Registration Statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and all rules and regulations promulgated thereunder and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Current Report on Form 8-K filed with the SEC on February 6, 2024, other than information furnished under Item 2.02 or 7.01 of Form 8-K; and

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KDP, 53 South Avenue, Burlington, Massachusetts 01803. You also may contact us at (781) 418-7000 or visit our Investor Relations website at http://investors.keurigdrpepper.com for copies of those documents. Our website and the information contained on our website, other than the SEC reports described above, are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to acquire the Notes.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters for us in connection with the Notes offered by this prospectus supplement. Weil, Gotshal & Manges LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Keurig Dr Pepper Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus supplement, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

We may offer from time to time common stock, preferred stock, debt securities and warrants. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “KDP.”

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. These securities also may be resold by selling securityholders. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the discussion of risks incorporated as described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”).

We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on August 19, 2022, which can be read at the SEC website or at the SEC office referenced under the heading “Where You Can Find More Information.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement or any documents that are incorporated by reference into this prospectus or a prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Incorporation of Certain Information by Reference” herein.

As used in this prospectus, unless otherwise indicated, “KDP,” “our company,” “we,” “us” and “our” refer to Keurig Dr Pepper Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

ABOUT KEURIG DR PEPPER INC.

Keurig Dr Pepper Inc. is a leading beverage company in North America, with a diverse portfolio of flavored (non-cola) carbonated soft drinks, non-carbonated beverages, including water (enhanced and flavored), ready-to-drink tea and coffee, juice, juice drinks, mixers and specialty coffee, and is a leading producer of innovative single serve brewing systems. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig, Dr Pepper, Canada Dry, Snapple, Bai, Mott’s, Core, Green Mountain and The Original Donut Shop. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. KDP offers more than 125 owned, licensed, and partner brands, including the top ten best-selling coffee brands and Dr Pepper as a leading flavored carbonated soft drink in the U.S., according to Information Resources, Inc., which are available nearly everywhere people shop and consume beverages.

KDP was created through the combination of the business operations of Keurig Green Mountain, Inc. (“Keurig”), a leading producer of innovative single serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc. (“DPS”), a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America such as Dr Pepper, Snapple, 7UP, Canada Dry, Mott’s, A&W and the Peñafiel business in Mexico. The combination of the business operations of Keurig and DPS through a reverse merger transaction was consummated on July 9, 2018, at which time DPS changed its name to Keurig Dr Pepper Inc. and began trading on the NYSE under the symbol “KDP.” Today, we trade on the Nasdaq under the symbol “KDP,” and we are a member of the Nasdaq 100 Index.

We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of the global COVID-19 pandemic, inflation, future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

RISK FACTORS

Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the applicable prospectus supplement and special notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. See “Incorporation of Certain Information by Reference” herein.

If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Unless otherwise set forth in the prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended to date (“Certificate of Incorporation”), our Amended and Restated By-Laws as amended to date (“By-Laws”) and provisions of applicable law. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. The summary is not complete. The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and By-Laws, see “Where You Can Find More Information” herein.

GENERAL

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 15, 2022, 1,416,111,659 shares of our common stock were issued and outstanding and held of record by approximately 9,238 holders, and no shares of our preferred stock were issued or outstanding.

COMMON STOCK

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. If there is a liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by our Certificate of Incorporation, to issue preferred stock in one or more series without stockholder approval. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders

Our Certificate of Incorporation and By-Laws provide that the entire board of directors will be elected annually; however, any vacancies, including any newly created directorships, on the board of directors will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director. Any director appointed to the board of directors to fill a vacancy will have the same remaining term as that of his or her predecessor.

Stockholder Action

Our Certificate of Incorporation and By-Laws preclude stockholders from calling special meetings and taking action or passing resolutions by written consent.

Advance Notice of Director Nominations and Stockholder Proposals

Our By-Laws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our By-Laws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our By-Laws. To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our By-Laws, but only if the stockholder notice is delivered to the secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Amendments to the Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or By-Laws, including the provisions relating to the ability of stockholders to call special meetings or act by written consent, the size of the board, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the period of three years following the time the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Provision

Our By-Laws provide that unless we consent in writing to an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of KDP to us or our stockholders, any action arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole exclusive forum for such action or proceeding shall be another state or federal court located in the State of Delaware, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

STOCK EXCHANGE LISTING

Our common stock is listed on the Nasdaq under the ticker symbol “KDP.”

TRANSFER AGENT AND REGISTRAR

Computershare Trust Company, N.A. (“Computershare”) is the transfer agent and registrar for our common stock.

DIRECT REGISTRATION SYSTEM

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. To the extent any of the debt securities will be guaranteed (the “Subsidiary Guarantees”) by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such debt securities will enter into a supplemental indenture to the applicable indenture with us and the applicable trustee.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officers’ certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture is in, and the subordinated indenture will be substantially in, the forms incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” and “our” refer to Keurig Dr Pepper Inc. only and not to any of its subsidiaries.

GENERAL

We may issue debt securities under the indentures from time to time in one or more series. None of our indentures limit the amount of debt securities that may be issued under that indenture, and none of our indentures limit the amount of other unsecured debt or securities that we may issue. We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated and form a single series with, such outstanding debt securities.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The senior debt securities will be effectively junior to any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior in right of payment to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

The debt securities will be obligations of Keurig Dr Pepper Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Keurig Dr Pepper Inc.’s revenue and cash flow is generated through its subsidiaries. Accordingly, Keurig Dr Pepper Inc.’s ability to make payments on its indebtedness, including the debt securities, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees, interest, loans or otherwise. In addition, any debt securities will be structurally subordinated to all liabilities of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to us). Claims of creditors of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keurig Dr Pepper Inc.’s creditors, including holders of any debt securities. Accordingly, any debt securities will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment (including defeasance or satisfaction and discharge);

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•	any changes or additions to the events of default or covenants (including the definitions) described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

CONSOLIDATION, MERGER OR SALE OF ASSETS

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we are the successor or continuing entity or, if we are not the successor or continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the applicable indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of KDP under the applicable indenture with the same effect as if such surviving entity had been named as KDP. We will (except in the case of a lease) be discharged from all obligations and covenants under the applicable indenture and any debt securities issued thereunder.

Notwithstanding the foregoing, we may merge or consolidate into or with any of our subsidiaries.

SUBSIDIARY GUARANTEES

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors with respect to that series of debt securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the debt securities and all of our other monetary obligations under the indentures.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of subordinated debt securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero.

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the trustee in writing that no release and discharge shall occur as a result thereof) upon:

•

the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the indenture; or

•

our exercise of our legal defeasance option under “—Defeasance and Discharge” or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture.

EVENTS OF DEFAULT

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•

our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•

our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

•

our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•

if any Subsidiary Guarantor has guaranteed the debt securities of such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

•	specified events involving bankruptcy, insolvency or reorganization of KDP or certain of its significant subsidiaries; and

•	any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, shall declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders of debt securities of the applicable series, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by written notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, premium or additional amounts on, or the principal of, the debt securities. With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “—Subordination.”

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

SUBORDINATION

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•

any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.

The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

MODIFICATION AND WAIVER

Except as provided below and in the indenture, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the change voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•	reduce the rate of or change the time for payment of interest on any debt security;

•

waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•	waive a redemption payment with respect to any debt securities;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

•	make any change in the preceding amendment, supplement and waiver provisions; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security,

in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

We, any Subsidiary Guarantor and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the assumption of our or any Subsidiary Guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor’s properties or assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to add to our or any Subsidiary Guarantor’s covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

•	to add additional events of default with respect to all or any series of debt securities;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•

to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

•	to add any Subsidiary Guarantor with respect to any series of debt securities or release any Subsidiary Guarantor, in each case pursuant to the terms of the indenture;

•	to secure the debt securities;

•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•

to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of KDP with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

SPECIAL RULES FOR ACTION BY HOLDERS

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

DEFEASANCE AND DISCHARGE

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive. Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either:

•

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•

no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

•	we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

•

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

GOVERNING LAW

New York law will govern the indentures and the debt securities.

THE TRUSTEE

U.S. Bank Trust Company, National Association will be the trustee under the new senior indenture. Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., serves as trustee under our supplemental indentures related to other senior debt securities that remain outstanding under the senior indentures dated as of December 15, 2009 and May 25, 2018. We may have normal banking relationships with the trustee under the subordinated indenture in the ordinary course of business.

If the trustee becomes a creditor of KDP or any Subsidiary Guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign. The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of debt securities, unless such holder has offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion.

PAYMENTS AND PAYING AGENTS

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the corporate trust office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

REDEMPTION OR REPAYMENT

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

NOTICES

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

BOOK-ENTRY; DELIVERY AND FORM

Unless we inform you otherwise in the prospectus supplement, any debt securities will be issued in registered, global form (“global debt securities”). The global debt securities will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global debt securities may not be exchanged for definitive debt securities in registered certificated form (“certificated debt securities”) except in the limited circumstances.

Transfers of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange or exercise of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement. Securities may also be resold by one or more selling securityholders pursuant to the terms described herein.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

SALE THROUGH UNDERWRITERS OR DEALERS

If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriters will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

SALES THROUGH AGENTS

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DIRECT SALES

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

DELAYED DELIVERY OR FORWARD CONTRACTS

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

REMARKETING

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

DERIVATIVE TRANSACTIONS

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

GENERAL INFORMATION

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. Each series of offered securities will be a new issue and, other than the common stock, which is listed on the Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the worldwide website maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the Nasdaq, 151 W. 42nd Street, New York, New York 10036, on which shares of our common stock are currently listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February  8, 2022, February  11, 2022, March  28, 2022, March  30, 2022, April  1, 2022, April  5, 2022, April  7, 2022, April  8, 2022, April  22, 2022, May  19, 2022, June  10, 2022 and July 19, 2022, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  29, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2020, including any amendments or supplements thereto.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading “Where You Can Find More Information” above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our Investor Relations website at http://investors.keurigdrpepper.com or by writing or calling us at the following address and telephone number:

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

Attn: Investor Relations

Telephone: (781) 418-7000

Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass on the validity of the securities offered by this prospectus. Anthony Shoemaker, Chief Legal Officer and General Counsel of KDP, will issue an opinion about certain New Jersey law matters in connection with the securities offered by this prospectus. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The financial statements of Keurig Dr Pepper Inc. incorporated by reference in this Prospectus, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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$    FLOATING RATE SENIOR NOTES DUE 2027

$    % SENIOR NOTES DUE 2027

$    % SENIOR NOTES DUE 2029

$    % SENIOR NOTES DUE 2031

$    % SENIOR NOTES DUE 2034

Prospectus Supplement

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Mizuho

     , 2024